EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Quarterly Report of Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), on Form 10-Q/A for the quarter ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James O. Harp, Jr., Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 16, 2007

/s/ James O. Harp, Jr.
James O. Harp, Jr. Executive Vice President and Chief Financial Officer